UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

ADVANCED DRAINAGE SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36557	51-0105665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio	43026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 658-0050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2022, Advanced Drainage Systems, Inc. (the “Company”) entered into a Second Amendment (the “Second Amendment”) to the Company’s Credit Agreement dated as of July 31, 2019 (as amended by the First Amendment to Credit Agreement, dated as of September 24, 2019 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof the “Existing Credit Agreement”, and as amended by the Second Amendment, the “Credit Agreement”), with Barclays Bank PLC, as administrative agent under the Term Facility, PNC Bank, National Association, as new administrative agent under the Revolving Facility and the several financial institutions from time to time party thereto as lenders. Among other things, the Second Amendment (i) amends the Existing Credit Agreement by increasing the Revolving Facility from $350 million to $600 million (including an increase of the sub-limit for the swing-line sub-facility from $50 million to $60 million), (ii) extends the maturity date of the Revolving Facility to May 26, 2027, (iii) revises the “applicable margin” to provide an additional step-down to 175 basis points (for Term Benchmark based loans) and 75 basis points (for base rate loans) in the event the consolidated senior secured net leverage ratio is less than 2.00 to 1.00, and (iv) resets the “incremental amount” and the investment basket in non-guarantors and joint ventures. The Second Amendment also revises the reference interest rate from LIBOR to the Secured Overnight Financing Rate (“SOFR”) for both the amended Revolving Facility and the Term Facility, with Barclays Bank PLC continuing to act as the administrative agent for the Term Facility.

Capitalized terms used but not defined herein have the meaning given to such terms in the Credit Agreement. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment and the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

The following exhibits are being filed as part of this report:

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, by and among the Advanced Drainage Systems, Inc., the banks and other financial institutions or entities parties thereto, constituting the Required Lenders under the Credit Agreement and all the Revolving Lenders under the Credit Agreement, the Issuing Lenders party thereto, Barclays Bank PLC, as administrative agent under the Term Loan Facility and PNC Bank, National Association, as administrative agent under the Revolving Facility.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.
Date: May 27, 2022	By:	/s/ Scott A. Cottrill
Name: Scott A. Cottrill
Title: EVP, CFO & Secretary